Exhibit 10.7

EXECUTION COPY

LOAN PROCEEDS NOTE

COLLATERAL AGREEMENT

dated as of

December 1, 2004

among

LEVEL 3 FINANCING, INC.

LEVEL 3 COMMUNICATIONS, LLC,

and

MERRILL LYNCH CAPITAL CORPORATION,

as Collateral Agent

TABLE OF CONTENTS

Page
ARTICLE I

Definitions

SECTION 1.01. Credit Agreement	1

SECTION 1.02. Other Defined Terms	2

ARTICLE II

Security Interests in Personal Property

SECTION 2.01. Security Interest	3

SECTION 2.02. Representations and Warranties	5

SECTION 2.03. Covenants	6

ARTICLE III

Remedies

SECTION 3.01. Remedies Upon Default	8

SECTION 3.02. Application of Proceeds	10

ARTICLE IV

Miscellaneous

SECTION 4.01. Notices	10

SECTION 4.02. Security Interest Absolute	11

SECTION 4.03. Survival of Agreement	11

SECTION 4.04. Binding Effect; Several Agreement	11

SECTION 4.05. Successors and Assigns	12

SECTION 4.06. Collateral Agent’s Fees and Expenses; Indemnification	12

SECTION 4.07. Collateral Agent Appointed Attorney-in-Fact	12

SECTION 4.08. Applicable Law	13

Schedules

Schedule 1	Specified Jurisdictions

Exhibits

Exhibit A	Form of Annual Perfection Certificate

2

COLLATERAL AGREEMENT dated as of December 1, 2004, among LEVEL 3 FINANCING, INC., a Delaware corporation (the “LPN Lender”), LEVEL 3 COMMUNICATIONS, LLC, a Delaware limited liability company (“LPN Borrower”) and MERRILL LYNCH CAPITAL CORPORATION (“MLCC”), as collateral agent (in such capacity, the “Collateral Agent”).

PRELIMINARY STATEMENT

Reference is made to (i) the Credit Agreement dated as of December 1, 2004 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the LPN Lender as borrower, Level 3 Communications, Inc. (“Level 3”), the lenders from time to time party thereto (the “Lenders”) and Merrill Lynch Capital Corporation, as administrative agent (in such capacity, the “Administrative Agent”) and (ii) the Loan Proceeds Note dated as of December 1, 2004 (the “Loan Proceeds Note”) between the LPN Borrower as payor and the LPN Lender as payee. The lenders under the Credit Agreement have agreed to extend credit to the Borrower pursuant to, and upon the terms and conditions specified in, the Credit Agreement. The obligations of the Lenders to extend such credit to the Borrower are conditioned upon, among other things, (i) the pledge of the Loan Proceeds Note by the LPN Lender to the Collateral Agent for the benefit of the secured parties under the collateral agreement dated as of December 1, 2004 (as amended, supplemented or otherwise modified from time to time, the “Term Loan Collateral Agreement”), among the LPN Lender, Level 3, the subsidiaries of Level 3 identified therein and MLCC, as collateral agent and (ii) the execution and delivery of this Agreement by the LPN Borrower and the LPN Lender. The LPN Borrower is an affiliate of the LPN Lender, will derive substantial benefits from the extension of credit to the LPN Lender pursuant to the Credit Agreement and is willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit.

Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Credit Agreement. (a) Capitalized terms used in this Agreement and not otherwise defined herein have the meanings set forth in the Credit Agreement. All terms defined in the New York UCC (as such term is defined herein) and not defined in this Agreement have the meanings specified therein. All references to the Uniform Commercial Code shall mean the New York UCC.

(b) The rules of construction specified in Section 1.02 of the Credit Agreement also apply to this Agreement.

SECTION 1.02. Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Administrative Agent” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Annual Perfection Certificate” means a certificate substantially in the form of Exhibit A, completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by an authorized officer of the LPN Borrower.

“Article 9 Collateral” has the meaning assigned to such term in Section 2.01.

“Collateral” means the Article 9 Collateral.

“Collateral Agent” has the meaning assigned to such term in the preamble of this Agreement.

“Credit Agreement” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Effective Date Perfection Certificate” has the meaning assigned to such term in the Credit Agreement.

“Lenders” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Level 3” has the meaning assigned to such term in the preamble of this Agreement.

“Loan Proceeds Note” has the meaning assigned to such term in the preamble of this Agreement.

“LPN Borrower” has the meaning assigned to such term in the preamble of this Agreement.

“LPN Lender” has the meaning assigned to such term in the preamble of this Agreement.

“MLCC” has the meaning assigned to such term in the preamble of this Agreement.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Obligations” means (a) the due and punctual payment of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loan Proceeds Note, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations of the Loan Proceeds Note to the Secured Party under the Loan Proceeds Note and this Agreement, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) and (b) the due and punctual performance of all other obligations of the LPN Borrower under or pursuant to the Loan Proceeds Note and this Agreement.

“Secured Party” means the LPN Lender. It is understood that the Loan Proceeds Note, together with the rights of the LPN Lender hereunder, are being assigned to Collateral Agent as Collateral (as such term is defined in the Term Loan Collateral Agreement) pursuant to the Term Loan Collateral Agreement. The Grantor hereby consents to the assignment of the Loan Proceeds Note, together with the rights of the LPN Lender hereunder, to the Collateral Agent as Collateral (as such term is defined in the Term Loan Collateral Agreement) pursuant to the Collateral Agreement.

“Security Interest” has the meaning assigned to such term in Section 2.01.

“Specified Jurisdiction” means any state specified on Schedule 1 hereto, as it may be supplemented pursuant to Section 4.09(b).

ARTICLE II

Security Interests in Personal Property

SECTION 2.01. Security Interest. (a) As security for the payment or performance, as the case may be, in full of the Obligations, the Grantor hereby assigns and pledges to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Party, and hereby grants to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Party, a security interest (the “Security Interest”) in, all right, title or interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by the Grantor or in which the Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Article 9 Collateral”):

(i)	all Equipment located in any Specified Jurisdiction;

(ii)	all Inventory located in any Specified Jurisdiction;

(iii)	all fixtures located in any Specified Jurisdiction; and

(iv)	to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any person with respect to any of the foregoing.

Notwithstanding the foregoing, the Article 9 Collateral shall not include any of the following assets now owned or hereafter acquired which would otherwise be included in the Article 9 Collateral: (a) assets transferred to a person that is not the Grantor, and is not required under the Credit Agreement to become a Grantor (as defined in the Term Loan Collateral Agreement, in compliance with the Credit Agreement, (b) assets subject to Liens permitted by Section 6.05(ii)(2), (3) or (4), 6.05(iv) or 6.05(v) of the Credit Agreement to the extent the documentation creating such Liens or governing the Indebtedness secured thereby would prohibit Liens on such assets created hereunder, (c) assets which contain a valid and enforceable prohibition on the creation of a security interest therein to the extent and so long as such prohibition remains in effect and is valid and effective to prohibit the creation of a security interest therein notwithstanding Sections 9-406 through 9-408 of the applicable Uniform Commercial Code, (d) Vehicles, (e) aircraft, (f) real estate interests (including but not limited to leasehold interests), other than fixtures, (g) any Equipment, Inventory or fixtures not located in a Specified Jurisdiction or (h) any state certificate from any relevant state public utilities commission authorizing the Grantor to do business.

(b) The Grantor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any relevant jurisdiction any initial financing statements with respect to the Article 9 Collateral or any part thereof and amendments thereto that (i) indicate the Article 9 Collateral as all assets of the Grantor or words of similar effect provided that such description states that the collateral does not include any Equipment, Inventory or fixtures unless the same are located in a Specified Jurisdiction (as defined herein) (it being understood that such description shall not result in the creation of a security interest in any assets expressly excluded from the Article 9 Collateral by the immediately preceding paragraph), and (ii) contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment, including (A) whether the Grantor is an organization, the type of organization and any organizational identification number issued to the Grantor and (B) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to which such Article 9 Collateral relates. The Grantor agrees to provide information, other than real property descriptions, to the Collateral Agent promptly upon request. It is understood that the Grantor shall have no obligation to provide a real property description for central fixture filings or local fixture filings.

The Grantor also ratifies its authorization for the Secured Party to file in any relevant jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

(c) The Security Interest is granted as security only and shall not subject the Collateral Agent or the Secured Party to, or in any way alter or modify, any obligation or liability of the Grantor with respect to or arising out of the Article 9 Collateral.

SECTION 2.02. Representations and Warranties. The Grantor represents and warrants to the Secured Party that:

(a) On the date hereof, the Grantor has good and valid rights in and title to the Article 9 Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Collateral Agent the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other person other than any consent or approval that has been obtained.

(b) The Effective Date Perfection Certificate has been duly prepared, completed and executed and the information set forth therein (including (x) the exact legal name of the Grantor and (y) the jurisdiction of organization of the Grantor) is correct and complete as of the Effective Date. Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations containing a description of the Article 9 Collateral have been prepared by the Collateral Agent based upon the information provided to the Administrative Agent in the Effective Date Perfection Certificate for filing in each governmental, municipal or other office specified in Schedule 2 to the Effective Date Perfection Certificate (or specified by notice from the Grantor to the Administrative Agent after the Effective Date in the case of filings, recordings or registrations required by Sections 5.03, 5.12 or 5.13 of the Credit Agreement), which are all the filings, recordings and registrations that are necessary as of the Effective Date to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Secured Party in respect of all Article 9 Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements.

(c) The Security Interest constitutes (i) a legal and valid security interest in all the Article 9 Collateral securing the payment and performance of the Obligations and (ii) subject to the filings described in Section 2.02(b), a perfected security interest in all Article 9 Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code or other applicable law in such jurisdictions. The Security Interest is and shall be prior to any other Lien on any of the Article 9 Collateral, other than Liens expressly permitted pursuant to Section 6.05 of the Credit Agreement.

(d) The Article 9 Collateral is owned by the Grantor free and clear of any Lien, except for Liens expressly permitted pursuant to Section 6.05 of the Credit Agreement. The Grantor has neither filed nor consented to the filing of

(i) any financing statement or analogous document under the Uniform Commercial Code or any other applicable laws covering any Article 9 Collateral, (ii) any assignment in which the Grantor assigns any Collateral or any security agreement or similar instrument covering any Article 9 Collateral with the United States Patent and Trademark Office or the United States Copyright Office or (iii) any assignment in which the Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Liens expressly permitted pursuant to Section 6.05 of the Credit Agreement.

SECTION 2.03. Covenants. (a) The Grantor agrees to maintain, at its own cost and expense, such complete and accurate records with respect to the Article 9 Collateral as is prudent in the conduct of its business, and, at such time or times as the Collateral Agent may reasonably request, to prepare and deliver as soon as reasonably practicable to the Collateral Agent a duly certified schedule or schedules in form and detail satisfactory to the Collateral Agent showing the identity, amount and location of any and all Article 9 Collateral.

(b) The Grantor shall, at its own expense, take any and all actions necessary to defend title to the Article 9 Collateral against all persons and to defend the Security Interest of the Collateral Agent in the Article 9 Collateral and the priority thereof against any Lien not expressly permitted pursuant to Section 6.05 of the Credit Agreement. Notwithstanding the foregoing, in no event shall the Grantor be required to provide descriptions of real estate for central fixture filings or local fixture filings.

(c) The Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Collateral Agent may from time to time request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and Taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements (including fixture filings, other than central fixture filings that require a real property description and local fixture filings) or other documents in connection herewith or therewith. The Grantor agrees that it will use its best efforts to take such action as shall be necessary in order that all representations and warranties hereunder shall be true and correct in all material respects with respect to such Collateral within 30 days after the date it has been notified by the Collateral Agent of the specific identification of such Collateral.

(d) The Collateral Agent and such persons as the Collateral Agent may designate shall have the right, at the Grantor’s own cost and expense, to inspect the Article 9 Collateral, all records related thereto (and to make extracts and copies from such records) and the premises upon which any of the Article 9 Collateral is located, to discuss the Grantor’s affairs with the officers of the Grantor and their independent accountants and to verify under reasonable procedures, in accordance with Section 5.03 of the Credit Agreement, the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Article 9 Collateral, including, in the case of Accounts or Article 9 Collateral in the possession of any third person, by contacting Account Debtors (only during the existence of a Default) or the third person possessing such Article 9 Collateral for the purpose of making such a verification. The Collateral Agent shall have the absolute right to share any information it gains from such inspection or verification with the Secured Party. The rights under this paragraph may only be exercised if an Event of Default has occurred and is continuing.

(e) At its option, the Collateral Agent may discharge past due Taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Article 9 Collateral and not expressly permitted pursuant to Section 6.05 of the Credit Agreement, and may pay for the maintenance and preservation of the Article 9 Collateral to the extent the Grantor fails to do so as required by the Credit Agreement or this Agreement, and the Grantor agrees to reimburse the Collateral Agent on demand for any payment made or any expense incurred by the Collateral Agent pursuant to the foregoing authorization; provided, however, that nothing in this paragraph shall be interpreted as excusing the Grantor from the performance of, or imposing any obligation on the Collateral Agent or the Secured Party to cure or perform, any covenants or other promises of the Grantor with respect to Taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the Loan Documents.

(f) As between the Grantor, the Collateral Agent and the Secured Party, the Grantor shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Article 9 Collateral, all in accordance with the terms and conditions thereof, and the Grantor agrees to indemnify and hold harmless the Collateral Agent and the Secured Party from and against any and all liability for such performance.

(g) The Grantor shall not make or permit to be made an assignment, pledge or hypothecation of the Article 9 Collateral or shall not grant any other Lien in respect of the Article 9 Collateral, except as expressly permitted by Section 6.05 of the Credit Agreement. The Grantor shall neither make nor permit to be made any transfer of the Article 9 Collateral, except as expressly permitted by Sections 6.07, 6.08, 6.10 and 9.14 of the Credit Agreement.

(h) The Grantor, at its own expense, shall maintain or cause to be maintained insurance covering physical loss or damage to the Inventory and Equipment in accordance with the requirements set forth in Section 5.07 of the Credit Agreement. The Grantor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as the Grantor’s true and lawful agent (and attorney-in-fact) for the purpose, upon the occurrence and during the continuance of an Event of Default, of making, settling and adjusting claims in respect of Article 9 Collateral under policies of insurance, endorsing the name of the Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that the Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or under the Credit Agreement or to pay any premium in whole or part relating thereto, the Collateral Agent may, without waiving or releasing any obligation or liability of the Grantor hereunder or any Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Collateral Agent deems advisable. All sums disbursed by the Collateral Agent in connection with this paragraph, including attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Grantor to the Collateral Agent and shall be additional Obligations secured hereby.

(i) Each year, at the time of delivery of the certificate pursuant to paragraph (c) of Section 5.01 of the Credit Agreement, the Grantor shall deliver to the Collateral Agent a certificate of an authorized officer of the Grantor (i) setting forth the information required pursuant to the Annual Perfection Certificate or confirming that there has been no change in such information since the date of the Effective Date Perfection Certificate or the date of the most recent certificate delivered pursuant to this Section and (ii) certifying that all Uniform Commercial Code financing statements (excluding fixture filings) or other appropriate filings, recordings or registrations, including all refilings, rerecordings and reregistrations, containing a description of the Collateral required to be set forth therein have been filed of record in each United States governmental, municipal or other appropriate office in each jurisdiction identified pursuant to clause (i) above to the extent necessary to perfect and continue the perfection of the security interests under this Agreement for a period of not less than 18 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period).

ARTICLE III

Remedies

SECTION 3.01. Remedies Upon Default. Upon the occurrence and during the continuance of an Event of Default, the Grantor agrees to deliver each item of Collateral to the Collateral Agent on demand, and it is agreed that the Collateral Agent shall have the right to take any of or all the following actions at the same or different times: with or without legal process and with or without prior notice or demand for performance, to take possession of the Article 9 Collateral and without liability for trespass to enter any premises where the Article 9 Collateral may be located for the purpose of taking possession of or removing the Article 9 Collateral and, generally, to exercise any and all rights afforded to a secured party under the Uniform Commercial Code or other applicable law. Without limiting the generality of the foregoing, the Grantor agrees that the Collateral Agent shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. The Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of the Grantor, and the Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which the Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The Collateral Agent shall give the Grantor 10 days’ written notice (which the Grantor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Section, the Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of the Grantor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to the Secured Party from the Grantor as a credit against the purchase price, and the Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to the Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and the Grantor shall not be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 4.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.

SECTION 3.02. Application of Proceeds. The Collateral Agent shall apply the proceeds of any collection, sale, foreclosure or other realization upon any Collateral, including any Collateral consisting of cash, as follows:

FIRST, to the payment of all costs and expenses incurred by the Collateral Agent (in their capacity as such hereunder or under the Loan Proceeds Note) in connection with such collection, sale, foreclosure or realization or otherwise in connection with this Agreement, the Loan Proceeds Note or any of the Obligations, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent hereunder or under the Loan Proceeds Note on behalf of the Grantor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under the Loan Proceeds Note;

SECOND, to the payment in full of the Obligations (the amounts so applied to be distributed to the Secured Party in accordance with the amounts of the Obligations owed to it on the date of any such distribution); and

THIRD, to the Grantor, its successors or assigns, or as a court of competent jurisdiction may otherwise direct.

The Collateral Agent shall have absolute discretion (as between the Secured Party and the Grantor) as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

ARTICLE IV

Miscellaneous

SECTION 4.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in

Section 9.01 of the Credit Agreement. All communications and notices hereunder to the Grantor shall be given to it in care of the Borrower as provided in Section 9.01 of the Credit Agreement.

SECTION 4.02. Security Interest Absolute. All rights of the Collateral Agent hereunder, the Security Interest and all obligations of the Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Loan Proceeds Note, the Credit Agreement, any Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Loan Proceeds Note, the Credit Agreement, any Loan Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Grantor in respect of the Obligations or this Agreement.

SECTION 4.03. Survival of Agreement. All covenants, agreements, representations and warranties made by the Grantor in the Loan Proceeds Note, the Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Proceeds Note, the Loan Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Secured Party, the Collateral Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under any Loan Document is outstanding.

SECTION 4.04. Binding Effect; Several Agreement. This Agreement shall become effective as to the Grantor and the Secured Party when a counterpart hereof executed on behalf of such party shall have been delivered to the Collateral Agent and counterparts hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon the Grantor and the Secured Party and their respective permitted successors and assigns, and shall inure to the benefit of the Grantor, the Secured Party and the Collateral Agent and their respective successors and assigns, except that the Grantor shall not have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the Credit Agreement. This Agreement shall be construed as a separate agreement with respect to the Grantor and the Secured Party and may be amended, modified, supplemented, waived or released with respect to the Grantor or the Secured Party without the approval of the Grantor or the Secured Party, as the case may be, and without affecting the obligations of the Grantor or the Secured Party, as the case may be, hereunder.

SECTION 4.05. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Grantor, the Secured Party or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

SECTION 4.06. Collateral Agent’s Fees and Expenses; Indemnification. (a) The parties hereto agree that the Collateral Agent shall be entitled to reimbursement of its expenses incurred hereunder to the extent provided in Section 9.03 of the Credit Agreement.

(b) Without limitation of its indemnification obligations under the Loan Documents, the Grantor agrees to indemnify the Collateral Agent, the Secured Party and the other Indemnitees against, and hold each Indemnitee harmless to the extent set forth in Section 9.03(b) of the Credit Agreement (as if Section 9.03(b) of the Credit Agreement included the Secured Party as an Indemnitee).

(c) Any such amounts payable as provided hereunder shall be additional Obligations secured hereby. The provisions of this Section 4.06 shall remain operative and in full force and effect regardless of the termination of this Agreement, the Loan Proceeds Note or any Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement, the Loan Proceeds Note or any Loan Document, or any investigation made by or on behalf of the Collateral Agent or the Secured Party. All amounts due under this Section 4.06 shall be payable on written demand therefor and shall bear interest at the rate specified in Section 2.06 of the Credit Agreement.

SECTION 4.07. Collateral Agent Appointed Attorney-in-Fact. The Grantor hereby appoints the Collateral Agent as its attorney-in-fact for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Collateral Agent’s name or in the name of the Grantor (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to sign the name of the Grantor on any invoice or bill of lading relating to any of the Collateral; (d) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (e) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; and (f) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided, however, that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Collateral Agent and the Secured Party shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to the Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

SECTION 4.08. Applicable Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 4.09. Waivers; Amendment. (a) No failure or delay by the Collateral Agent or the Secured Party in exercising any right or power hereunder or under the Loan Proceeds Note shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent and the Secured Party hereunder and under the Loan Proceeds Note are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or the Loan Proceeds Note or consent to any departure by the Grantor or the Secured Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Grantor or the Secured Party in any case shall entitle the Grantor or the Secured Party, as the case may be, to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent, the Grantor and the Secured Party with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.02 of the Credit Agreement, provided, however, the Grantor may amend Schedule 1 hereto add, but not delete, jurisdictions thereto by written notice to the Collateral Agent. Such notice shall constitute an amendment to Schedule 1 without further action by the Secured Party or the Collateral Agent.

SECTION 4.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE

LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 410.

SECTION 4.11. Severability. In the event any one or more of the provisions contained in this Agreement, the Loan Proceeds Note or any Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 4.12. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 4.04. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 4.13. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 4.14. Jurisdiction; Consent to Service of Process. (a) Each of the Grantor and the Secured Party hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America, sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any Loan Document, or for recognition or enforcement of any judgment, and each of the Grantor and the Secured Party hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. The Grantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement, the Loan Proceeds

Note or any Loan Document shall affect any right that the Collateral Agent or the Secured Party may otherwise have to bring any action or proceeding relating to this Agreement, the Loan Proceeds Note or any Loan Document against the Grantor or the Secured Party or its respective properties in the courts of any jurisdiction.

(b) Each of the Grantor and the Secured Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, the Loan Proceeds Note or any Loan Document in any court referred to in paragraph (a) of this Section. Each of the Grantor and the Secured Party hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each of the Grantor and the Secured Party hereby irrevocably consents to service of process in the manner provided for notices in Section 4.01. Nothing in this Agreement, the Loan Proceeds Note or any Loan Document will affect the right of the Collateral Agent to serve process in any other manner permitted by law.

SECTION 4.15. Termination or Release. (a) This Agreement and the Security Interest and all other security interests granted hereby shall terminate when all the Obligations (other than wholly contingent indemnification obligations) then due and owing have been indefeasibly paid in full.

(b) The Liens created by this Agreement in the Collateral or any portion thereof shall be released under the circumstances, at the times and in the manner set forth in Section 9.14 of the Credit Agreement as if the Collateral hereunder constitutes “Collateral” as such term is defined in the Credit Agreement.

(c) In connection with any termination or release pursuant to paragraph (a), (b) or (c) above, the Collateral Agent shall execute and deliver to the Grantor, at the Grantor’s expense, all documents that the Grantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 4.15 shall be without recourse to or warranty by the Collateral Agent. Without limiting the provisions of Section 4.06, the Grantor shall reimburse the Collateral Agent upon demand for all costs and out of pocket expenses, including the fees, charges and disbursements of counsel, incurred by it in connection with any action contemplated by this Section 4.15.

SECTION 4.16. Right of Setoff. If an Event of Default shall have occurred and is continuing, the Secured Party and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by the Secured Party or Affiliate to or for the credit or the account of the Grantor against any and all of the obligations of the Grantor now or hereafter existing under this Agreement held by the Secured Party, irrespective of whether or not the Secured Party shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of the Secured Party under this Section are in addition to other rights and remedies (including other rights of setoff) which the Secured Party may have.

SECTION 4.17. Compliance with Laws. Notwithstanding anything herein to the contrary, no action shall be taken by the Collateral Agent or the Secured Party with respect to any license, permit, certificate or authorization issued by the Federal Communications Commission or any other Federal or state Governmental Authority applicable to or having jurisdiction over the Grantor, or with respect to the Equity Interests of any Person holding any such license, permit, certificate or authorization, unless and until any approval required for such action under the Federal Communications Act of 1934 or any other applicable Federal or state law, or any applicable rule or regulation thereunder, shall have been satisfied.

SECTION 4.18. Collateral Agent. The Secured Party hereby irrevocably appoints the Collateral Agent as its agent and authorizes the Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Collateral Agent by the terms of this Agreement, together with such actions and powers as are reasonably incidental thereto. The Secured Party agrees as set forth in Article VIII of the Credit Agreement with respect to the matters specified therein relating to the Collateral Agent and its duties under this Agreement (as if the same were set forth in this Agreement). Notwithstanding the foregoing (including as set forth in Article VIII of the Credit Agreement), the Secured Party acknowledges and agrees that (i) it is assigning all of its rights hereunder and under the Loan Proceeds Note under the Term Loan Collateral Agreement to the Collateral Agent for the benefit of the secured parties under the Term Loan Collateral Agreement, (ii) the Collateral Agent shall act hereunder for the benefit of the secured parties under the Term Loan Collateral Agreement, (iii) the Collateral Agent shall not be subject to any duties or obligations, including fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (iii) the Collateral Agent shall not have any duty to take any discretionary action or exercise any discretionary powers contemplated by this Agreement, (iv) the Collateral shall not have any duty to disclose, and shall not be liable for the failure to disclose, to the Secured Party any information relating to Level 3 LLC and (iv) the Collateral Agent is undertaking the obligations hereunder solely for the benefit of the secured parties under the Term Loan Collateral Agreement.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

LEVEL 3 FINANCING, INC.,

by	/s/ Neil J. Eckstein
	Name:	Neil J. Eckstein
	Title:	Senior Vice President and Assistant General Counsel

LEVEL 3 COMMUNICATIONS, LLC,

by	/s/ Neil J. Eckstein
	Name:	Neil J. Eckstein
	Title:	Senior Vice President and Assistant General Counsel

MERRILL LYNCH CAPITAL CORPORATION, as Collateral Agent,

by	/s/ Cecile Baker
	Name:	Cecile Baker
	Title:	Vice President

17